ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2014 Q3 Corporate Presentation

November 21, 2014 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ChinaNet Online

Index

- 2014 Q3 and Year-to-Date Results
- Business Operations Update
- 2014 Full Year Forecast and Future Initiatives

2014 Q3 and Year-to-Date Results

CHINANET ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on November 19, 2014）	$1.82
Shares Outstanding- common shares	22.42M
Market Capitalization （as of market close on November 19, 2014）	$40.8M
Management Ownership	35%
Revenue Q3 2014 (unaudited)	$12.1 M
Net loss attributable to ChinaNet Online Holdings, Inc. Q3 2014 (unaudited)	$0.9 M
Weighted average common shares outstanding:[1]	22.4 M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of September 30, 2014, the Company had 0.94 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

2014 Q3 Results (USD in thousands)

	2014 Q3	2013 Q3	Change%
Revenue	12,067	7,481	61%
COGS	9,996	3,366	197%
Gross Profit	2,071	4,115	-50%
Net (Loss)/Income	(917)	1,140	--
Net (Loss)/Income Attributable to ChinaNet	(907)	1,159	--

1. The reason for increase in revenue and cost of revenue was primarily due to the launching of new internet search engine marketing service;
2. The reason for decrease in gross profit was primarily due to the new addition of the internet search engine marketing service with low margin entry strategy;
3. Overall slowdown in economy and increasing in cost resulted in more intense price-oriented competition in the market.

ChinaNet Online

2014 Q3 Results by Segment (USD in thousands)

	2014 Q3				2013 Q3			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	9,969	1,812	69	217	6,071	560	71	779
COGS	8,167	1,695	3	131	2,406	503	1	456
Gross Profit	1,802	117	66	86	3,665	57	70	323

The other key points:

1. Cash position: $5.34 million (including $3.44 million of term deposit);
2. Accounts receivable, net: $2.61 million,
3. The number of larger customers served by liansuo.com, our premium advertising and marketing web portal continued to increase since established.

The main focus in Q4:

1. To increase turnover and to increase marketing expenses for further market penetration;
2. Further investment in developing of software which will increase profit in the future.

2014 Year-to-Date Results (USD in thousands)

	2014 YTD	2013 YTD	% Change
Revenue	27,611	23,422	18%
COGS	22,483	13,123	71%
Gross Profit	5,128	10,299	-50%
Net (Loss)/Income	(3,009)	1,545	--
Net (Loss)/Income Attributable to ChinaNet	(2,906)	1,623	--

	2014 YTD				2013 YTD			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	21,777	4,806	207	821	15,318	5,687	211	2,206
COGS	17,562	4,467	8	446	6,670	5,246	1	1,206
Gross Profit	4,215	339	199	375	8,648	441	210	1,000

Balance Sheets

USD in thousands

	As of December 31,					As of September 30,
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 $('000) (unaudited)
Cash and cash equivalents (including term deposit)	13,917	15,590	10,695	8,840	6,909	5,342
Accounts receivable, net	3,173	4,319	4,444	8,486	7,673	2,614
Other receivables, net	2,636	7,811	3,631	3,103	4,299	1,766
Prepayment and deposit to suppliers	4,111	3,325	15,360	14,596	14,692	19,774
Investment in and advance to equity investment affiliates	-	7,162	1,396	959	845	888
Deposit and prepayment –Long term	-	-	-	-	2,453	3,281
Property and equipment, net	1,355	2,010	1,902	1,636	1,057	994
Intangible assets, net	-	51	8,151	7,167	6,015	5,187
Goodwill	-	-	10,999	11,083	11,450	11,371
Total assets	25,764	41,996	57,282	56,918	56,834	52,474

Balance Sheets

USD in thousands

	As of December 31,					As of September 30,
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000) (unaudited)
Total liabilities	14,631	6,285	9,728	12,073	11,809	10,704
Preferred stock and Common Stock	20	20	22	22	22	22
Additional paid-in capital	10,574	18,614	20,747	20,008	19,870	19,895
Statutory reserves	372	1,587	2,117	2,296	2,602	2,602
Retained earnings	50	14,630	16,688	19,505	18,965	16,059
Accumulated other comprehensive income	117	930	2,132	2,393	3,689	3,417
Noncontrolling interest	-	(70)	5,848	621	(123)	(225)
Total equity	11,133	35,711	47,554	44,845	45,025	41,770

Cash Flows Statements

USD in thousands

	Year ended December 31,					Nine Months Ended September 30,	
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000) (unaudited)	2013 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	4,617	11,582	(603)	5,028	2,756	(958)	2,812
Net cash provided by (used in) Investing Activities	(930)	(9,373)	(6,084)	(9,919)	(5,733)	(775)	(4,276)
Net cash provided by (used in) Financing Activities	7,544	(767)	1,482	(385)	807	212	804
Effect of exchange rates changes	7	231	310	64	129	(23)	110
Net Change in Cash & Cash Equivalents	11,238	1,673	(4,895)	(5,212)	(2,041)	(1,544)	(550)

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

2014 Q3 Business Operations Update

- During the third fiscal quarter of 2014, 28.com embarked on a new growth strategy which will focus on offering digital advertising services coupled with a range of consumer analytics expected to add significant value for its SMEs customers. ChinaNet is also continuing to build on its analytics offerings, which will make it possible to serve much larger digital advertising clients in China in 2015 and 2016. Based on the Company's cooperative relationship with Baidu, ChinaNet Online is experiencing an improved sell-through on digital advertising products. Should this trend continue, the Company will be in a position to offer digital advertising services to much larger China-based advertisers.

- ChinaNet won the “Best Company in Chinese Entrepreneurial SME Business Development Marketing” at the 2014 Chinese e-Commerce Industry Gateway Conference held in Beijing.

- The 28.com website received a V3 ranking from Baidu in September 2014, which is its top credit rating, showing that there is high user trust from the industry and that 28.com is an ideal platform for the Company to expand its reputation in the China franchise industry.

2014 Q3 Business Operations Update

- ChinaNet increased efforts to market its brands and services by attending and presenting at a variety of exhibitions and conferences throughout the third fiscal quarter of 2014. The Company attended the Marcum Bernstein Pinchuk LLP's 2nd annual China Best Ideas Investment Conference on September 16, 2014, and participated in the 2014 Sina Supporting Wings Corporate Marketing Summit by Sina and Qihoo's 360 Data World 2014.

- Liansuo signed a number of new clients, including Sesame St. English, after participating in the 29th Guangzhou Franchise Exhibition.

- ChinaNet regained compliance with NASDAQ's Minimum Bid Price Rule on September 30, 2014 as its common stock had been at a $1.00 per share or greater for 10 consecutive business days from September 16, 2014 to September 29, 2014.

2014 Q4 Business Operations Update

Zero Down Payment Loans. The product, targeted toward entrepreneurs, is being offered with Chinese financial services companies Haodai, which offers a credit product search engine, and Yooli, China's leading crowdfunding services website.

ChinaNet is taking a leading role in the *Zero Down Payment Loans* offering. The product integrates banks, P2P, and security companies with reputable enterprise franchising resources. The service will significantly lower the hurdles that many entrepreneurs face and help them to realize their business objectives.



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ChinaNet Online

2014 Q4 Business Operations Update

- In November 2014, ChinaNet announced its expanded efforts to attract new SMEs in Fujian province in conjunction with the Provincial Government's redevelopment plan promoting more service-based industries in the region. The Fujian Provincial Government's "2014-2015 Action Plan" focuses on redevelopment and upgrading the Province's industrial economy with a modern service industry. By 2015 the government estimates the service economy's added value will reach 1 trillion RMB, accounting for more than 42 percent of GDP in Fujian Province. Most of these new service industry brands are utilizing a franchise development model. ChinaNet intends to capitalize on the region's redevelopment plans with a strategic increase in its local presence, including attendance at regional events.

- The Company participated in the China-U.S. Entrepreneurs' Summit 2014: The New Billions, held in the Santa Clara Convention Center in Silicon Valley on November 12-13, 2014. Entrepreneur China's annual summit has been an exceptional event for over 6 years. This year, the theme of the summit is "The New Billions", inviting over 100 entrepreneurs from some of the most promising startups in China, such as FaceQ, Changba, Lamabang, Moman, Youli.com. They shared their stories and experiences with other entrepreneurs in Silicon Valley.

Competitors and the Associated Websites- as of November 17, 2014

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	246,000	2,927,400	1,575	1,360	11.9
	Liansuo.com（2011）	228,000	2,348,400	6,484	163	10.3
	Chuangye.com （2011）	2,400	2,400	982,970	4,941	1
	Sooe.cn (2011)	7,200	7,200	191,439	61	1
Direct Competitor	78.cn	168,000	672,000	3,485	1,020	4
	3158.com	8,400	22,680	83,362	256	3
	Jiameng.com	312,000	4,680,000	1,297	429	15
	Jmw.com.cn	180,000	2,772,000	2,440	670	15
	51jam.com	34,200	277,020	18,931	151	8
Potential Competitor	Entrepreneur	1,044,000	2,046,240	600	1,618	2
	Alibaba（entrepreneur）	15,852,000	74,345,880	51	231,393	5

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels.

2014 Full Year Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2014 Q4 Further Updates

- Integration of 28.com and Sooe.cn;
- Redesigning of Chunagye.com, adding additional function of a P2P referral portal in Q4;
- Redesigning and relaunching corporate website and conduct virtual roadshow in Q4;
- 4P Program (EIP, Protal, APP, Pos), integration with new technologies in Q4, expect to complete in Q1 2015. These technologies that we purchased will improve the digital analysis on the small and medium-sized enterprises' big data, help them monitor and manage their sales more effectively. (Case study: Saturday Children’s Playground)

ChinaNet Online

Update of 4P Integrated Marketing



- Headquarter system management
- Inventory system
- Membership management system
- Multiple cash flow



- Corporate image
- Group buying discount
- Joining the franchise
- Online booking

EIP | **Portal** | **APP** | **POS**



- Mobile ordering (iPhone/iPad/Android)
- Push message
- Marketing activities
- QRCODE
- LBS



- Marketing analysis
- Marketing activities
- Inventory management
- Headquarter monitoring

2014 Q4 – 2015 Q1 Action Plan

- Further enhance the business and technology relationship with major search engine and e-commerce platform, like Baidu and Alibaba, further explore a two-way online-to-offline (O2O) opportunity for existing retail, chain stores and other SMEs;
- Continuing to increase marketing expenses to further enhance market awareness on Internet and prepare for large marketing campaign in 2015;
- A third party joint developing system to efficiently monitor and track both online and offline digital advertising effectiveness and directly improve sales leads and sales conversion rate;
- Building a Big-Data cloud centre, the Company intend to hire a new CIO in charge of the data analytical system for our B2B business;
- Further expanding the higher-tier clients under Liansuo.com, expanding the client base in line with the strategic plan of the Company.

2014 Full Year Guidance

	2014 (Estimated)
Revenues	$39 million
Net loss	$6-8 million

- Increasing in marketing expenses to further enhance market awareness on Internet and prepare for large marketing campaign in 2015;
- Increasing in research and development expenses on internet security, database centre management, O2O services and 4P system;
- Increasing in cost, integrating new clients and launching of new value-added services.

ChinaNet Online

Thank you !

ChinaNet Online

connecting dreams for success